Exhibit 1(j)

MERRILL LYNCH SMALL CAP VALUE FUND, INC.

ARTICLES OF AMENDMENT

MERRILL LYNCH SMALL CAP VALUE FUND, INC., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202 (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by deleting Article II thereof in its entirety and inserting the following in lieu thereof:

ARTICLE II NAME

The name of the corporation is MERRILL LYNCH VALUE OPPORTUNITIES FUND, INC. (the “Corporation”).

SECOND: These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation.

THIRD: These Articles of Amendment amend the provisions of the charter of the Corporation in a manner that is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.

FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

FIFTH: As amended hereby, the Corporation's charter shall remain in full force and effect.

IN WITNESS WHEREOF, MERRILL LYNCH SMALL CAP VALUE FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary as of the 23rd day of July, 2004.

MERRILL LYNCH SMALL CAP VALUE FUND, INC.

By:	/s/ Terry K. Glenn Terry K. Glenn, President

Witness:

/s/ Phillip S. Gillespie Phillip S. Gillespie, Secretary

THE UNDERSIGNED, President of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

/s/ Terry K. Glenn Terry K. Glenn, President

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